As filed with the Securities and Exchange Commission on July 28, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Burke & Herbert Financial Services Corp. (Exact name of registrant as specified in its charter)
Virginia (State or other jurisdiction of incorporation or organization)	92-0289417 (I.R.S. Employer Identification No.)
100 S. Fairfax Street, Alexandria, VA (Address of Principal Executive Offices)	22314 (Zip Code)

Burke & Herbert Financial Services Corp. 2023 Employee Stock Purchase Plan
Burke & Herbert Financial Services Corp. 2023 Stock Incentive Plan

(Full title of the plan)

Roy E. Halyama, Agent for Service
Chief Financial Officer
100 S. Fairfax Street
Alexandria, VA 22314
(Name and address of agent for service)

(703) 684-1655
(Telephone number, including area code, of agent for service)

Copies to:

Amy J. Tawney
Bowles Rice LLP
600 Quarrier Street
Charleston, West Virginia 25301
(304) 347-1123

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

-i-

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,547,956 shares of common stock, par value $0.50 (the “Common Stock”), of Burke & Herbert Financial Services Corp. (the “Registrant”), 1,273,978 of which are issuable under the Burke & Herbert Financial Services Corp. 2023 Stock Incentive Plan (the “2023 SIP”), and 1,273,978 of which are issuable under the Burke & Herbert Financial Services Corp. 2023 Employee Stock Purchase Plan (the “2023 ESPP”) pursuant to the provisions of the 2023 SIP and 2023 ESPP (collectively, the “Plans”) that provide for annual automatic increases in the number of shares of Common Stock reserved for issuance under the Plans and pursuant to the share counting provisions of the 2023 SIP upon the termination, expiration, cancellation or forfeiture of awards and the withholding of shares for tax obligations or in satisfaction of the exercise price payable upon exercise of awards.
Each of the 2023 SIP and the 2023 ESPP was approved by the Registrant’s Board of Directors and shareholders. The 2023 SIP authorizes the issuance of any shares of Common Stock that underlie awards granted under the 2023 SIP and the Burke & Herbert Financial Services Corp. 2019 Stock Incentive Plan, as amended October 27, 2022 (the “2019 SIP”) which (i) terminate, expire, or are cancelled or forfeited, (ii) are withheld in satisfaction of the exercise price of an option or a tax withholding obligation, or (iii) underlie stock appreciation rights which are not delivered upon exercise or settlement. The 2019 SIP terminated upon the adoption of the 2023 SIP with 144,025 Common Shares subject to outstanding awards thereunder.
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statement on Form S-8 relating to the Plans filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 26, 2023 (File No. 333-272221) (the “Prior Registration Statement”), except that provisions in Part II of such Prior Registration Statement are modified as set forth herein.
PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*
Item 2.    Registrant Information and Employee Plan Annual Information.*
*    The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement as permitted by the rules of the Commission. The documents containing the information specified in Item 1 and 2 of Part I will be sent or given to participants in the 2023 SIP and the 2023 ESPP as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
    The following documents have been filed with the Commission by the Registrant and are incorporated by reference in this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which is referred to herein as the “Exchange Act”):
(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on March 17, 2025;
(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the Commission on May 9, 2025;
(c)    The Registrant’s Current Reports on Form 8-K filed with the Commission pursuant to Section 13(a) of the Exchange Act on January 24, 2025, January 29, 2025, January 30, 2025, March 6, 2025, March 19, 2025, April 21, 2025, April 25, 2025, May 23, 2025, and July 24, 2025;
(d)    The description of the Registrant’s common stock, par value $0.50 per share (the “Common Stock”) contained in Exhibit 4.2 to its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission March 17, 2025, including any amendment thereto or report filed for the purpose of further updating such description;
(e)    All documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement (excluding any documents or portions of such documents that are furnished and any exhibits included with such documents), and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.
Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a party of this registration statement.

Item 8. EXHIBITS

Exhibit
No.      Description

Exhibit No.	Description
4.1*	Articles of Incorporation Burke & Herbert Financial Services Corp. as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q filed August 13, 2024)
4.2*	Bylaws of Burke & Herbert Financial Services Corp. as amended (incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-Q filed May 10, 2024)
4.3*	Specimen certificate for the Common Stock of Registrant (incorporated by reference to Exhibit 4.1 to the Form 10/A Registration Statement filed April 3, 2023)
5.1#	Opinion of Bowles Rice LLP
23.1#	Consent of Crowe LLP
23.2#	Consent of Bowles Rice LLP (included in legal opinion contained in Exhibit 5.1)
24#	Powers of Attorney (included on the signature page of this Registration Statement and incorporated herein by reference)
99.1*	Burke & Herbert Financial Services Corp. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-8 filed on May 26, 2023)
99.2*	Burke & Herbert Financial Services Corp. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-8 filed on May 26, 2023)
107.1#	Filing Fee Table (filed herewith)
__________________
*    Previously filed
#    Filed herewith

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on this 28th day of July 2025.

Burke & Herbert Financial Services Corp.

By:	/s/ Roy E. Halyama
Name:	Roy E. Halyama
Title:	Executive Vice President, Chief Financial Officer

POWERS OF ATTORNEY
AND
SIGNATURES

Each person whose signature appears below constitutes and appoints David Boyle, Roy E. Halyama, Patrick Huffman, Kirtan Parikh, or any of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement, registration statements filed pursuant to Rule 429 under the Securities Act, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ David P. Boyle	Chair, Chief Executive Officer and Director	July 28, 2025
David P. Boyle	(Principal Executive Officer)

/s/ Roy E. Halyama	Executive Vice President and Chief Financial Officer	July 28, 2025
Roy E. Halyama	(Principal Financial Officer)

/s/ Patrick K. Huffman	Senior Vice President and Chief Accounting Officer	July 28, 2025
Patrick K. Huffman	(Principal Accounting Officer)

/s/ H. Charles Maddy, III	President and Director	July 28, 2025
H. Charles Maddy, III

/s/ Mark Anderson	Director	July 28, 2025
Mark Anderson

/s/ Julian F. Barnwell, Jr.	Director	July 28, 2025
Julian F. Barnwell, Jr.

/s/ Oscar M. Bean	Director	July 28, 2025
Oscar M. Bean

/s/ Katherine D. Bonnafé	Director	July 28, 2025
Katherine D. Bonnafé

/s/ James M. Burke	Director	July 28, 2025
James M. Burke

/s/ James P. Geary, II	Director	July 28, 2025
James P. Geary, II

/s/ Georgette R. George	Director	July 28, 2025
Georgette R. George

/s/ Gary L. Hinkle	Director	July 28, 2025
Gary L. Hinkle

/s/ S. Laing Hinson	Director	July 28, 2025
S. Laing Hinson

/s/ Shawn P. McLaughlin	Director	July 28, 2025
Shawn P. McLaughlin

/s/ Charles S. Piccirillo	Director	July 28, 2025
Charles S. Piccirillo

/s/ Jose D. Riojas	Director	July 28, 2025
Jose D. Riojas

/s/ Jill S. Upson	Director	July 28, 2025
Jill S. Upson